AMENDMENT NO. 1 TO MERGER AGREEMENT

This AMENDMENT NO. 1 TO MERGER AGREEMENT (“Amendment”) is entered into as of January 8, 2013, among Israel Growth Partners Acquisition Corp., a Delaware corporation (“IGPAC”), Macau Resources Group Limited (formerly known as “Speedy Cosmo Limited”), a British Virgin Islands corporation (the “Company”), and the members of the Company (each, a “Shareholder” and collectively, the “Shareholders”), and constitutes an amendment to the Merger Agreement, dated August 28, 2012, by and among the parties hereto (the “Agreement”). All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement..

RECITALS:

A. Moorland Partners, LLC (“Moorland”), which holds a majority of all of the outstanding shares of common stock of IGPAC, had previously signed a written consent adopting and approving the Agreement and the Merger;

B. Effective December 24, 2012, Moorland withdrew and revoked such written consent and, accordingly, neither the Agreement nor the Merger have been adopted or approved by the stockholders of IGPAC as of the date hereof; and

C. The parties hereto desire to amend the Agreement in order to, among other things, reflect the withdrawal and revocation by Moorland of its written consent, all as set forth in this Amendment.

IT IS AGREED:

1. Stockholder Approval. Notwithstanding anything to the contrary in the Agreement, including the provisions of Sections 3.4 and 3.5, the parties hereto acknowledge and agree that (a) it shall be a condition to IGPAC’s ability to consummate the transactions contemplated by the Agreement, including the Merger, that the Agreement and the Merger be adopted and approved by holders of a majority of the outstanding shares of common stock of IGPAC, and (b) the receipt of such consent shall be required as a condition to IGPAC’s obligation to consummate the transactions contemplated by the Agreement, pursuant to Section 6.2(d) of the Agreement.

2. Section 7.1(b). Section 7.1(b) of the Agreement is hereby revised by changing the Termination Date from December 31, 2012 to March 31, 2013.

3. Amendment; No Further Effect. This Amendment will be deemed to be an amendment of the Agreement pursuant to Section 9.9 of the Agreement. Except as expressly set forth herein, this Amendment does not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement.

4. Governing Law. This Amendment shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

PURCHASER:

ISRAEL GROWTH PARTNERS ACQUISITION CORP

By:	/s/ Craig Samuels
Name:	Craig Samuels
Title:	President and Chief Executive Officer

COMPANY:

MACAU RESOURCES GROUP LIMITED.

By:	/s/ Chung Long Jin
Name:	Chung Long Jin
Title:	Chairman

SHAREHOLDERS:

/s/ Chung Long Jin
Chung Long Jin

/s/ Lam Cheok Va
Lam Cheok Va

/s/ Hsu Chen-Hai
Hsu Chen-Hai

/s/ Shu Qinliang
Shu Qinliang